Exhibit 10.2

AMENDMENT NO. 2

TO

AMENDED AND RESTATED

AMERICAN CAPITAL INCENTIVE BONUS PLAN

The following amendment to the Amended and Restated American Capital Incentive Bonus Plan (the “Plan”) was approved by the Board of Directors of American Capital Strategies, Ltd. (the “Company”) on March 13, 2008, and approved by the stockholders of the Company as of May 19, 2008.

Section 10.1 of the Plan is deleted and replaced in its entirety as follows, effective as of May 19, 2008:

“10.1. Subject to adjustment as provided in Section 10.2 hereof, the maximum number of Shares that may be purchased by the Trust is 21,800,000; provided that notwithstanding the foregoing limitation, any dividends paid on Shares held by the Trust may be reinvested in Common Stock.”